Exhibit 99.1

THE HONEST COMPANY ANNOUNCES CFO RETIREMENT AND TRANSITION PLAN IN 2025

Current CFO Dave Loretta to remain in place through search and transition of replacement

LOS ANGELES, CALIF. – January 8, 2025 – The Honest Company (NASDAQ: HNST), a personal care company dedicated to creating cleanly-formulated and sustainably-designed products, today announced that Chief Financial Officer Dave Loretta will retire from the Company this year. The Company has begun a search for Loretta’s replacement, which is being supported by a leading executive search firm. Loretta will stay with the Company through the transition of the new CFO.

“Dave joined us at a pivotal time in our Transformation Initiative with the goal of restructuring our financial model and establishing a framework for long-term financial stability. We are deeply grateful for the mark he’s left on both our financial strategy and our organization as a whole,” said Carla Vernón, CEO of The Honest Company. “Thanks to Dave’s leadership, we have an exceptional finance team in place, the business is stronger than ever, and we are well-positioned for the future, all of which gives us great confidence as we move forward with the search for our next CFO. On behalf of everyone at The Honest Company, we thank Dave for his dedication, leadership and partnership, and we wish him the very best in this next chapter.”

Loretta joined The Honest Company in 2023, helping the Company deliver increased revenue, significant expansion in gross margin, and positive operating profitability in Q4 2023, which continued quarterly through our most recently reported Q3 2024 results versus the comparable periods in the prior year.

“It has been an honor to serve as The Honest Company’s CFO and to be part of this remarkable brand, working alongside such a talented group of people,” said Dave Loretta, CFO of The Honest Company. “I am proud that in my time at Honest, I was able to advance the strength of the business model as well as the finance organization. I leave knowing that The Honest Company is well positioned for continued success, and I am committed to ensuring a smooth transition.”

Loretta will continue in his role until his retirement, and will work closely with the leadership team and the Board of Directors to facilitate a seamless transition to a new CFO.

In connection with this announcement, The Honest Company is reaffirming the following full year 2024 outlook previously provided on November 12, 2024, in conjunction with its third quarter 2024 results:
•Revenue growth of a high single digit percentage year-over-year
•Adjusted EBITDA in the range of $20 million to $22 million

The Honest Company’s consolidated financial statements for the year ended December 31, 2024 are not yet available. The Company’s financial closing procedures are not yet complete and, as a result, final results may vary from this outlook due to the completion of the Company’s financial closing procedures, final adjustments and other developments that may arise between now and the time the Company issues its consolidated financial statements for the year ended December 31, 2024.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding future results of operations and financial condition, including our revenue and adjusted EBITDA outlook for 2024; the timing and terms of Mr. Loretta’s retirement and our ability to find a suitable successor to Mr. Loretta and conduct a smooth transition; and that we are well-positioned for the future and our great confidence as we move forward with the search for our next CFO.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release and the earnings call referencing this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on March 8, 2024, as updated by Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 12, 2024. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company
The Honest Company (NASDAQ: HNST) is a personal care company dedicated to creating cleanly-formulated and sustainably-designed products spanning categories across diapers, wipes, baby personal care, beauty, apparel, household care and wellness. Launched in 2012, the Company is on a mission to challenge ingredients, ideals, and industries through the power of the Honest brand, the Honest team, and the Honest Standard. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Inquiries:
Elizabeth Bouquard
ebouquard@thehonestcompany.com

Media Contact:
Brenna Israel Mast
bisrael@thehonestcompany.com